                                Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of The Reader’s Digest Association, Inc. (the “Company”) for the quarter ended September 30, 2008 (the “Report”), Mary G. Berner, Chief Executive Officer of the Company, and Harris Williams, Acting Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2008	/s/ Mary G. Berner
Mary G. Berner
Chief Executive Officer

Date: November 13, 2008	/s/ Harris Williams
Harris Williams
Chief Financial Officer